Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE:

December 2, 2004

Contact:

John Erickson, Chief Financial Officer (301) 951-6122

Tom McHale, Vice President, Finance and Investor Relations (301) 951-6122

AMERICAN CAPITAL COMPLETES $500 MILLION SECURITIZATION

Bethesda, MD - December 2, 2004 - American Capital Strategies Ltd. (Nasdaq:ACAS) announced today that ACAS Business Loan Trust 2004-1, a wholly owned affiliate of American Capital, has issued $410 million of investment grade notes backed by $500 million of senior and subordinated business loans originated by American Capital. Wachovia Capital Markets LLC acted as the lead manager, structuring and placement agent and initial purchaser of the securities. Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. were senior co-managers. Harris Nesbitt Corp. and BB&T Capital Markets were junior co-managers.

The private placement note offering to investors consists of $303 million Class A notes, $34 million Class B notes and $74 million class C notes. American Capital retained $50 million of Class D notes and $40 million of Class E notes. The A, B and C notes were rated by three rating agencies and the Class D notes were rated by Fitch as follows:

Class Of Note	S&P	Moody’s	Fitch
A	AAA	Aaa	AAA
B	AA	Aa2	AA
C	A	A2	A
D	NR	NR	BBB

The Class A notes were priced at LIBOR plus 32 basis points; the Class B notes were priced at LIBOR plus 50 basis points; and the Class C notes were priced at LIBOR plus 100 basis points. The blending pricing of the offered notes, excluding fees, is LIBOR plus 46 basis points.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded buyout and mezzanine fund with capital resources of more than $4.8 billion. American Capital is an investor in and sponsor of management and employee buyouts, invests in private equity buyouts, and provides capital directly to private and small public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions and recapitalizations.

As of November 30, 2004, American Capital shareholders have enjoyed a total return of 299% since the Company’s IPO – an annualized return of 21%, assuming reinvestment of dividends. American Capital has paid a total of $583 million in dividends and paid or declared $15.97 dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital’s flexible financing should contact Mark Opel, Principal and Senior Vice President, Business Development, at (800) 248-9340, or visit our website.

This press release contains forward-looking statements. The statements regarding expected results of American Capital Strategies are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions, or changes in the conditions of the industries in which American Capital has made investments.

The securities referred to herein have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act. This announcement does not constitute an offer to sell or the solicitation of any offer to buy any of the securities. This announcement appears as a matter of record only.

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(301) 951-6122

(301) 654-6714 fax

Info@AmericanCapital.com

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